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                                                                      EXHIBIT 12

                GTE HAWAIIAN TELEPHONE COMPANY AND SUBSIDIARIES
        STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                             (Thousands of Dollars)

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
                                                                      Six Months Ended
                                                                        June 30, 1996
                                                                      ----------------
Net earnings available for fixed charges:
  Income from continuing operations                                         $32,555
  Add - Income taxes                                                         16,548
       - Fixed charges                                                       23,553
                                                                            -------
Adjusted earnings                                                           $72,656
                                                                            =======
Fixed charges:
  Interest expense                                                          $21,462
  Portion of rent expense
     representing interest                                                    2,091
                                                                            -------
Adjusted fixed charges                                                      $23,553
                                                                            =======

RATIO OF EARNINGS TO FIXED CHARGES                                             3.08
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